UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2016

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 8, 2016, Hilton Worldwide Holdings Inc. (the “Company”) intends to present information about the Company in connection with its previously announced spin-off of Park Hotels & Resorts Inc. (“Park”) and Hilton Grand Vacations Inc. (“HGV”) at an Investor Day being held at the Conrad New York Hotel in New York, New York. The presentation will be webcast and participants may listen to the live webcast and access the written presentation materials of the Company, Park and HGV by logging onto the investor relations page of the Hilton Investor Relations website at http://ir.hiltonworldwide.com. The Company’s press release providing additional details about the Investor Day and the webcast is attached hereto as Exhibit 99.1. Representatives of the Company also expect to use the written presentation materials (or portions thereof) in various meetings with analysts and investors regarding the Company, Park and HGV and their respective businesses in connection with the commencement of “when-issued” trading expected to commence on December 13, 2016.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/S/ KEVIN J. JACOBS
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: December 8, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 8, 2016.